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                                                              EXHIBIT 10.58


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 23rd day of April, 1999 (the "Effective Date"), between GANYMEDE CORPORATION (the "GANYMEDE"), an Illinois corporation and Joseph G. Rickard, a resident of Wilmette, Cook County, Illinois (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement and related documents and agreements of event date herewith (the "Purchase Agreement") by and between the Employee, among others, and GANYMEDE, HomeCom has acquired all of the issued and outstanding shares of the capital stock of Ganymede; and

         WHEREAS, the Employee has been a senior executive officer of GANYMEDE; and

         WHEREAS, after giving effect to the Purchase Agreement, GANYMEDE shall become a wholly-owned subsidiary of HomeCom; and

         WHEREAS, GANYMEDE desires to retain the services of and employ the Employee to continue in his role as a senior executive officer of GANYMEDE, and the Employee desires to provide such services upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. Employment. GANYMEDE hereby employs the Employee as their employee in the capacity of Senior Executive Officer, and the Employee hereby accepts such employment. During the term of employment under this Agreement (the "Employment Term"), Employee shall at all times serve as a member of the Board of Directors of GANYMEDE. During such time, a Member of the Board of Directors of the GANYMEDE shall pay for Director's liability insurance and indemnify Employee from all liability that he may incur as a member of the Board of Directors. During the Employment Term, the Employee shall perform such duties as shall reasonably be required of an employee of GANYMEDE which are outlined on Exhibit "A" attached hereto and incorporated herein by reference for all purposes. Employee agrees not to take any action which would impair or undermine the terms and conditions of the Purchase Agreement.

         2. Performance. The Employee agrees to devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in passive securities investment activities for his own account so long as they do not interfere with the performance of his duties hereunder. Employee agrees to devote his full time and energy to Ganymede's business and shall not during the term of employment work or perform services in any advisory or other capacity for any other individual or entity without disclosing to HomeCom


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the relationship. If HomeCom objects to disclosed relationship, Employee will refrain from continuing that relationship.

         3. Term of Employment. Unless otherwise terminated in accordance with the terms hereof, the initial term of this Agreement (the "Employment Term") shall be three (3) years commencing on the Effective Date. Notwithstanding anything contained herein to the contrary, Employer may terminate this Agreement at any time by written notice as further described in Section 13.

         4. Basic Compensation. The basic minimum annual salary (the "Salary") of the Employee for his employment services hereunder shall be the greater of:
(i) one hundred thousand dollars ($100,000) per year payable semi-monthly or
(ii) ten percent (10%) of gross revenues actually received from Employee's sale of Ganymede or HomeCom services, excluding hardware sales, commencing on the Effective Date throughout the Employment Term, ("Commission Amount") calculated in accordance with the HomeCom FAST Sales Commission Plan, as in effect from time to time. Employee's salary shall be prorated on a daily basis for the years or months, as the case may be, in which he commences or terminates his employment relationship hereunder. In each year of the Employment Term, Ganymede shall annually review the Employee to determine his eligibility to receive an annual Salary raise together with performance bonuses based upon the performance of Ganymede, unless Ganymede is integrated into HomeCom; then the bonus will be based upon the performance of HomeCom. These reviews shall be conducted during the previous annual period, subject to the sole determination of the Compensation Committee of HomeCom's Board of Directors, in its sole discretion.

         5. Benefits. As an employee of Ganymede, Employee shall be entitled to participate in all profit sharing plans, supplemental compensation arrangements, stock option incentive plans, medical, dental and life insurance programs or any other fringe benefits offered by Ganymede to its senior management employees (the "Benefits"). The Salary received by the Employee hereunder shall be in addition to the foregoing Benefits.

         6. Expense Account and Vacations. Ganymede agrees to reimburse the Employee for all expenses reasonably incurred by him on behalf of Ganymede in accordance with the prevailing practice and policy of Ganymede, which prevailing practice and policy shall be disseminated to the Employee by Ganymede contemporaneous with the execution of this Agreement. As part of this agreement, Company agrees to pay for Employee's annual Chicago Yacht Club dues for use of its conference facilities, as part of client development, not to exceed $6,000.00 per year. These dues will be paid for the duration of Employee's employment. In addition, the Employee shall be entitled to that number of days of paid vacation and paid sick leave as is consistent with the prevailing practice and policy of Ganymede for other senior management employees in the same or similar position as that held by the Employee hereunder.

         7. Customer Non-Solicitation. Employee agrees that for a period of one
(1) year immediately following termination of Employee's employment with Ganymede, HomeCom, or its subsidiaries or affiliates for any reason, including, without limitation, voluntary resignation from employment by Employee ("Non-Solicitation Period"), Employee shall not, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business


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organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or immediate prospect of Ganymede, HomeCom, or its subsidiaries or affiliates, or any representative of any customer or immediate prospect of Ganymede, HomeCom, or its subsidiaries or affiliates with whom the Employee had Material Contact ("Material Contact") with a view to sale or providing any product or service competitive or potentially competitive with any product or service sold or provided or under development by Ganymede, HomeCom, or its subsidiaries or affiliates during the time of one (1) year immediately preceding cessation of Employee's employment with Ganymede, provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of Ganymede, or representatives of customers or prospects of Ganymede, HomeCom, or its subsidiaries or affiliates, with which Employee had substantial contact during such one (1) year period. The actions prohibited by this paragraph shall not be engaged in by Employee directly or indirectly, whether as director, officer, manager, salesperson, agent, technical support, sales or service representative, developer, or otherwise. As used herein, "Material Contact" means contact between Employee and each customer or immediate prospect (A) with whom Employee dealt; (B) whose dealings with Ganymede, HomeCom, or its subsidiaries or affiliates were coordinated or supervised by Employee; (C) about whom Employee obtained Confidential Information in the ordinary course of business as a result of Employee's association with Ganymede, HomeCom, or its subsidiaries or affiliates; or (D) who receives services provided by Ganymede, HomeCom, or its subsidiaries or affiliates, the sale or provision of which results or resulted in compensation, commissions or earnings for Employee, in each of cases (A) through (D) within two years prior to the date of Employee's termination of employment. This section does not preclude the Employee to engage in social contact or interaction with any of these entities or parties, as long as the Employee is interacting with the intention not to solicit competing business.

         8. Non-Competition. Employee agrees that during the term of Employee's employment and during the Non-Solicitation Period, Employee shall not, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, engage in any business involving, Web Development Consulting to the Financial Services Industry. Employee also agrees that during the term of the Non-Solicitation Period, Employee shall not, in any place in which Ganymede, HomeCom, or its subsidiaries or affiliates does business, on Employee's own behalf of on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, engage in any business involving Web Development Consulting to the Financial Services Industry.

         The actions prohibited by this paragraph shall not be engaged in by Employee directly or indirectly, whether as officer, director, manager, salesperson, agent, technical support, sales or service representative, developer, or otherwise. Employee acknowledges that Ganymede provides products and services to customers throughout the United States given the global scope of the internet and that a more limited territorial restriction on the non-competition provisions of this paragraph would not adequately protect the legitimate interests of Ganymede. Notwithstanding anything contained herein to the contrary, nothing shall prevent the Employee from having a financial interest in a publicly-traded competitor of Ganymede if that interest is in the form of ownership of less than five (5%) percent of the outstanding stock of such company.

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         9.  Employee Non-Solicitation. During the Non-Solicitation Period,
Employee agrees that Employee shall not call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is an employee of Ganymede, HomeCom, or its subsidiaries or affiliates, who is or was an employee of Ganymede, HomeCom, or its subsidiaries or affiliates within 12 months of such solicitation or recruitment for the purpose of having such person terminate his employment with Ganymede, HomeCom, or its subsidiaries or affiliates or work in any other corporation, association, entity, or business.

         10. Equitable Relief. The parties to this Agreement acknowledge that a breach by Employee of any of the terms or conditions of this Agreement will result in irrevocable harm to Ganymede and that the remedies at law for such breach may not adequately compensate Ganymede for damages suffered. Accordingly, Employee agrees that in the event of such breach, Ganymede, HomeCom, or its subsidiaries or affiliates shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit Ganymede's right to any remedies at law or equity, including the recovery of damages for breach of this Agreement.

         11. Confidential Information.

         (a) Ganymede, HomeCom, or its subsidiaries or affiliates may disclose to Employee certain Trade Secrets and Confidential Information (defined below). Employee acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of Ganymede, HomeCom, or its subsidiaries or affiliates (or a third party providing such information to Ganymede, HomeCom, or its subsidiaries or affiliates) and that Ganymede, HomeCom, or its subsidiaries or affiliates or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right. Employee acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Employee may use the Trade Secrets and Confidential Information solely for the benefit of Ganymede, HomeCom, or its subsidiaries or affiliates while Employee is employed or retained by Ganymede. Except in the performance of services for Ganymede, Employee will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or Confidential Information or any portion thereof. Employee agrees to return to Ganymede, upon request by Ganymede, the Trade Secrets and Confidential Information and all materials relating thereto.

         (b) Employee's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. Employee acknowledges that its obligations with regard to the Confidential Information shall remain in effect while Employee is employed or retained by Ganymede and for two (2) years thereafter. As used herein, "Trade Secrets" means the trade secrets of Ganymede and its subsidiaries and affiliates as defined in the Georgia Trade Secrets Act. As used herein, "Confidential Information" means information of Ganymede, other than Trade Secrets, HomeCom and its subsidiaries and affiliates, its licensors, vendors, suppliers, customers or prospective licensors, vendors, suppliers or customers, that is of value to its owner and is treated


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as confidential, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, future business plans, licensing strategies, advertising campaigns, information regarding executives and employees, and the terms and conditions of this Agreement.

         (c ) Employee acknowledges that existing or prospective customers of HomeCom may be companies which are publicly traded and subject to various rules and regulations of the Securities and Exchange Commission. Employee acknowledges that HomeCom has a policy that no one associated with HomeCom may trade in securities of any customer of HomeCom or HomeCom itself based on material, nonpublic information concerning the customer. Additionally, HomeCom expressly forbids the unauthorized disclosure of any nonpublic information acquired by anyone associated with HomeCom relating to a customer of HomeCom. Employee shall notify HomeCom prior to trading the securities of any customer or Securities of HomeCom.

         (d) Nothing contained herein shall be deemed to waive any of Ganymede's rights or remedies under any applicable trade secrets acts, including, but not limited to, the Georgia Trade Secrets Act.

         (e) Upon termination of employment for any reason, Employee shall return immediately to Ganymede all documents, property, and other records of Ganymede, and all copies thereof, within Employee's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information (as defined below) or any portion thereof.

         12. Ownership. For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee, whether prior to the date of this Agreement or in the future while employed by Ganymede (i) relate to the present or documented planned business, research, developments, tests, products, work or activities of HomeCom or its subsidiaries or affiliates or (ii) result from or are suggested by any work Employee may do for HomeCom or its subsidiaries or affiliates. All Work Product shall be considered work made for hire by the Employee and owned by Ganymede. If any of the Work Product may not, by operation of the law, be considered work made for hire by Employee for Ganymede, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Ganymede, Employee hereby assigns to Ganymede, and upon the future creation thereof automatically assigns to Ganymede, without further consideration, the ownership of all Work Product. Ganymede shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the Work Product. Employee agrees to perform, during or Employee's employment, such further acts as may be necessary or desirable to transfer, perfect, and defend Ganymede's ownership of the Work Product that are reasonably requested by Ganymede. All data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, or other


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property right, created or developed in whole or in part by Employee outside his scope of employment by Ganymede, belongs exclusively to Employee.

         13. Termination of Employment.

         (a) The Employment Term will terminate upon the Employee's termination or upon the effective date specified in a letter of resignation from Employee to the Board of Directors of Ganymede. This agreement shall only be renewed upon the mutual agreement of the Parties.

         (b) The Employment Term may also be terminated by Ganymede immediately upon prior written notice to the Employee upon the occurrence of any of the following:

             (i) the commission by the Employee of any act involving moral turpitude detrimental to the interests of Ganymede or Ganymede; or

             (ii) violation of Title VII of the Civil Rights Act of 1964 or any other Federal or State Civil Rights statutes or regulations; or

             (iii) the conviction of the Employee of a felony.

         (c) The Employment Term may also be terminated by Ganymede upon thirty
(30) days prior written notice to the Employee upon the occurrence of any of the following:

              (i) the willful damage directly caused by the Employee to Ganymede; or

              (ii) Employee's gross negligence in connection with the
                   performance of his duties, including but not limited to insubordination, inability to perform mutually agreed to delegated tasks, inability to meet mutually agreed to established deadlines.

         (d) Upon termination of the Employee's employment under subsections 13(a), (b), or (c) above, the parties hereto will be relieved of any further obligations hereunder from and after the effective date of such termination, except for any obligations set forth in Sections 7, 8, 9, and 10, 14. Upon termination of the Employee's employment for any reason, the Employee agrees to resign, at the time of termination, from all positions with Ganymede, HomeCom or its subsidiaries or affiliates, including but not limited to, any Officer and Director positions with HomeCom or Ganymede.


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         14. Effect of Termination. An Employee may terminate their employment with Buyer within the three year period listed herein without penalty if the cause of the termination is a health related problem, mental or physical, that results in Employee's inability to perform, either physically or mentally, the duties associated with Employee's title and position with Ganymede, as delineated by Ganymede. Employee must provide Ganymede written, signed evidence from Employee's doctor describing the health related problem and describing how the problem will result in Employee's inability to fulfill his/her duties of employment with Ganymede. An Employee may terminate his employment with HomeCom within the three year period listed herein without penalty if the cause of the termination is due to 1) change in control of HomeCom, 2) Employee is required to relocate to a city outside of Chicago, Boston, San Francisco, New York or London, 3) There is a material change in job duties. Notwithstanding the above, if Employee terminates his employment with Ganymede for any other reason or if termination is based on cause as defined above in Section 13, within the three year period listed herein, the terminating Employee shall be required to return a total of twenty percent (20%) of Ganymede stock acquired by terminating Employee diminished on a pro rata basis based on the time served by the employee within the three (3) year period pursuant to this transaction, distributed as follows:


|_| Ten percent (10%) of the stock or the equivalent market value of ten percent (10%) of the shares (valued at the date of Closing) in cash shall be returned to Ganymede; and

|_| Ten percent (10%) of the stock or the equivalent market value of ten percent (10%) of the shares (valued at the date of Closing) in cash shall be distributed evenly to the remaining Partners who remain employed by Ganymede. For the purposes of this agreement, the term "Partners" refers to Richard L. Chu, John R. Winans, and Joe Rickard, collectively. If, at the time of termination, none of the Partners remain employed with Ganymede, this ten percent (10%) shall revert back to HomeCom.

         When the termination date is fixed, the twenty percent (20%) will be calculated, and the amount will be reduced based on subcontracting a pro rata percentage of time served by the Employee. Employee will only be penalized for the remaining time not fulfilled for the three (3) year period.


         15. Death of the Employee. If the Employee dies during the Employment Term, (a) this Agreement shall terminate, and (b) Ganymede will pay to the Employee's estate the Employee's Salary for thirty (30) days after the death occurs. Ganymede and HomeCom benefit plans in which Employee was a participant prior to his death shall vest in full upon his death and be exercisable by Employee's estate, subject to the terms of such benefit plans.

         16. Compliance with Securities Laws. Employee agrees to comply with all applicable state and federal securities laws, rules, and regulations, as may be in effect from time to time.

         17. Governing Law. The terms of this Agreement shall be governed by the laws of the State of Illinois. Venue shall lie in the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in Chicago, Illinois. The parties hereto



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acknowledge that such Court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections which they may have as to personal jurisdiction or venue in any of the above Courts.

         18. Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement without prior approval.

         19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Ganymede, its successors and assigns.

         20. Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (a) personally delivered to the intended recipient; (2) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (3) delivered in person to the address set forth below for the party to which the notice was given; (4) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or (5) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt, of, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Paragraph, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

                  If to the Employee, to 208 Golf Terrace, Wilmett, Illinois 60091;

                  If to Ganymede, to Fourteen Piedmont Center, Suite 100, 3535 Piedmont Road, Atlanta, GA 30305.


         21. Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         22. Waiver. No waiver by Ganymede of any breach by the Employee of this Agreement shall be construed to be a waiver as to succeeding breaches.

         23. Severability. In any provision or part of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the enforceability of any other provisions or parts thereof, and all other provisions and parts thereof shall continue in full force and effect.

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         24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date and year first above written.

                                    COMPANY:

                                    GANYMEDE CORPORATION


                                    By: /s/ Harvey Sax
                                       ----------------------------
                                    Name: Harvey Sax
                                    Title:


                                    EMPLOYEE:


                                    /s/ Joseph G. Rickard
                                    -------------------------------
                                    Joseph G. Rickard



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                                    Exhibit A
                              Employment Agreement
                              of Joseph G. Rickard
                                ----------------

Employee shall:

1. Manage existing Ganymede client relationships during the transition to HomeCom.

2. Communicate change in service level the HomeCom merger offers clients and identify short-term and long-term opportunities within the existing client base.

3. Revisit prospective large clients that could not execute projects through Ganymede given human resource issues. This includes firms which made Microsoft Certification a requirement.

4. Coordinate exit of non-financial hosting clients which will be moved to HostAmerica or to a third party host out of our control.

5. Assist in updating of all directories with the change in name and ownership. This list includes Chicago Software Association, Insurance Technology, Wall Street Technology, Boardwatch, Crain's, Trader's Resource Guide, Futures Magazine, etc.

6. Assume primary relationship management for major Chicago accounts in financial services, as necessary.

7.   Other services requested by HomeCom or Ganymede.


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